      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1998
                                                   Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                       SOUTHWEST BANCORPORATION OF TEXAS, INC.
                (Exact name of registrant as specified in its charter)

            TEXAS                                              76-0519693
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                                4400 POST OAK PARKWAY
                                 HOUSTON, TEXAS 77027
             (Address of principal executive offices, including zip code)

                                  -----------------

            SOUTHWEST BANCORPORATION OF TEXAS, INC. 1996 STOCK OPTION PLAN
                               (Full title of the plan)

                                   DAVID C. FARRIES
                               EXECUTIVE VICE PRESIDENT
                       SOUTHWEST BANCORPORATION OF TEXAS, INC.
                                4400 POST OAK PARKWAY
                                 HOUSTON, TEXAS 77027
                       (Name and address of agent for service)

                                    (713) 235-8800
            (Telephone number, including area code, of agent for service)

                                      COPIES TO:

                                   Michael P. Finch
                                Vinson & Elkins L.L.P.
                                2300 First City Tower
                                  1001 Fannin Street
                              Houston, Texas 77002-6760

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
     TITLE OF          AMOUNT              PROPOSED                 PROPOSED              AMOUNT OF
 SECURITIES TO BE      TO BE           MAXIMUM OFFERING          MAXIMUM AGGREGATE      REGISTRATION
    REGISTERED      REGISTERED (1)   PRICE PER SHARE (1)(2)   OFFERING PRICE (1)(2)(3)       FEE
-----------------------------------------------------------------------------------------------------
  Common Stock,
 $1.00 par value      700,000              $19.59 (3)               $13,713,000             $4,046
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) Adjusted for the two-for-one split of the Common Stock issuable on May 29, 1998 to shareholders of record on May 16, 1998.
(2) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h).
(3) The 700,000 shares under the Southwest Bancorporation of Texas, Inc. 1996 Stock Option Plan are valued on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the NASDAQ National Market for the Common Stock on May 26, 1998 ($19.59 per share).

                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1933, as amended, an additional 700,000 shares of Common Stock, $1.00 par value, of Southwest Bancorporation of Texas, Inc. (the "Company") pursuant to the Company's 1996 Stock Option Plan (the "Plan").
The shares registered hereunder have been adjusted for the two-for-one split of the Company's Common Stock issued on May 29, 1998 to shareholders of record as of May 16, 1998. Pursuant to General Instruction E on Form S-8, the contents of the Company's previously filed Registration Statement on Form S-8 relating to the Plan (File No. 333-21619), including all exhibits thereto, are incorporated herein by reference.

ITEM 8. EXHIBITS.

        4.1  Amended and Restated 1996 Stock Option Plan.

        5.1  Opinion of Vinson & Elkins L.L.P.

       15.1 Awareness Letter of Coopers & Lybrand L.L.P.

       23.1 Consent of Coopers & Lybrand L.L.P.

       24.1 Powers of Attorney (included on signature page).

                                 SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 29TH DAY OF MAY, 1998.

                                   SOUTHWEST BANCORPORATION OF TEXAS,
                                      INC.


                                   By:       /s/  WALTER E. JOHNSON
                                       -----------------------------------
                                            Chairman of the Board and
                                             Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Murphy, Jr., David C. Farries and R. John McWhorter, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and gent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                        TITLE                       DATE
           ---------                        -----                       ----

    /s/ WALTER E. JOHNSON        Chairman of the Board              May 29, 1998
------------------------------   and Chief Executive Officer
      Walter E. Johnson          (Principal Executive Officer)

   /s/ DAVID C. FARRIES          Executive Vice President,          May 29, 1998
------------------------------   Treasurer and Secretary
     David C. Farries            (Principal Financial Officer)

   /s/ R. JOHN McWHORTER         Vice President and Controller      May 29, 1998
------------------------------   (Principal Accounting Officer)
     R. John McWhorter

    /s/ JOHN W. JOHNSON          Director                           May 29, 1998
------------------------------
      John W. Johnson

   /s/ PAUL B. MURPHY, JR.       Director and President             May 29, 1998
------------------------------
     Paul B. Murphy, Jr.

    /s/ JOHN B. BROCK III        Director                           May 29, 1998
------------------------------
      John B. Brock III

    /s/ ERNEST H. COCKRELL       Director                           May 29, 1998
------------------------------
      Ernest H. Cockrell

      /s/ J. DAVID HEANEY        Director                           May 29, 1998
------------------------------
        J. David Heaney

  /s/ WILHELMINA R. MORIAN       Director                           May 29, 1998
------------------------------
   Wilhelmina R. Morian

                                 Director
------------------------------
     Andres Palandjoglou

  /s/ ADOLPH A. PFEFFER, JR.     Director                           May 29, 1998
-------------------------------
    Adolph A. Pfeffer, Jr.

                                 Director
--------------------------------
    Stanley D. Stearns, Jr.

                                 Director
--------------------------------
       Michael T. Willis